Exhibit 32

Certification of Interim Principal Executive Officer and Chief Financial Officer

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the accompanying Quarterly Report on Form 10-Q for the quarter ended March 31, 2006 (the “Report”) of Handy Hardware Wholesale, Inc. (“Handy”) as filed with the Securities and Exchange Commission on May 11, 2006, each of the undersigned, in his or her capacity as an officer of Handy, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his or her knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents in all material respects, the financial condition and results of operations of Handy.

Dated:	May 10, 2006	/s/ Tina S. Kirbie

Tina S. Kirbie

Interim Principal Executive Officer

Dated: May 10, 2006	/s/ Tina S. Kirbie

Tina S. Kirbie

Executive Vice President

Secretary and Treasurer

Chief Financial Officer